Exhibit 99.1

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
S.C. Piscicola Tour AP Periteasca S.R.L.:

We have audited the accompanying balance sheets of S.C. Piscicola Tour AP Periteasca S.R.L. as of December 31, 2014 and December 31, 2013, and the related statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2014 and December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of S.C. Piscicola Tour AP Periteasca S.R.L. as of December 31, 2014 and December 31, 2013, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
June 5, 2015

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
BALANCE SHEETS

	December 31,
	2014	2013
Assets

Current Assets:
Cash and cash equivalents	$4,882	$79
Inventory	71,714	--
Other current assets	6,674	--
Total current assets	83,270	79

Property, Plant and equipment, net	4,141,437	4,616,539

Total assets	$4,224,707	$4,616,618

Liabilities and Stockholders’ Equity

Current Liabilities:
Short term notes payable - related parties	$1,611,653	$--
Accounts payable and accrued expenses	35,677	26,020
Accrued expenses – related party	--	7,194
Advances from related parties	--	1,663,740
Total current liabilities	1,647,330	1,696,954

Notes payable	155,979	--

Total liabilities	1,803,309	1,696,954

Commitments and Contingencies	--	--

Stockholders’ Equity:
Common stock, $2.71 par value; 154 and 126 shares authorized and outstanding
as of December 31, 2014 and 2013, respectively	469	384
Additional paid-in capital	3,254,200	3,161,238
Accumulated other comprehensive loss	(368,919)	(34,365)
Accumulated deficit	(464,352)	(207,593)
Total stockholders’ equity	2,421,398	2,919,664

Total liabilities and stockholders’ equity	$4,224,707	$4,616,618

The accompanying notes are an integral part of these financial statements.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2014	2013

Revenues, net	$-	$-

Operating Expenses
General and administrative expenses	163,797	22,813
Total operating expense	163,797	22,813
Operating Loss	(163,797)	(22,813)
Other Income (Expense):
Interest expense – related party	(92,962)	(89,189)
Total other income (expense)	(92,962)	(89,189)
Loss from operations before income taxes	(256,759)	(112,002)
Income taxes	-	-

Net loss	$(256,759)	$(112,002)

Statement of Comprehensive Income
Net loss	$(256,759)	$(112,002)
Comprehensive Income (loss)
Foreign currency translation adjustments	(334,554)	98,753
Comprehensive income (loss)	$(591,313)	$(13,249)

Pro Forma Earnings Per Share
Net loss	$(256,759)	$(112,002)
Pro forma loss per share	$(0.06)	$(0.03)
Pro forma weighted average shares outstanding	4,300,000	4,300,000

The accompanying notes are an integral part of these financial statements.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Operating Activities:
Net loss	$(256,759)	$(112,002)
Adjustments to reconcile net loss to cash used in operations
Depreciation	898	620
Non-cash interest expense	90,115	89,961
Changes in assets and liabilities:
Inventory	(66,191)	--
Other assets	(7,186)	116
Accrued expenses	13,644	22,346
Net cash used in operating activities	(225,479)	1,041

Investing activities:
Capital expenditures	(23,783)	--
Net cash used in investing activities	(23,783)	--

Financing activities:
Proceeds from notes payable - related parties	245,757	--
Proceeds from sale of common stock	81	--
Net cash provided by financing activities	245,838	--

Effect of exchange rates on cash and cash equivalents	8,227	(962)

Net increase in cash and cash equivalents	4,803	79

Cash and cash equivalents at beginning of year	79	--

Cash and cash equivalents at end of year	$4,882	$79

Supplemental disclosure of cash flow information:
Cash paid for interest	$--	$--
Cash paid for taxes	$5,775	$--

The accompanying notes are an integral part of these financial statements.

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
			Additional	Other		Total
	Common Stock		Paid –In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficit	Equity

January 1, 2013	126	$384	$3,072,049	$(133,118)	$(95,591)	$2,843,724

Net loss					(112,002)	(112,002)
Imputed interest			89,189			89,189
Other comprehensive income				98,753		98,753

December 31, 2013	126	384	3,161,238	(34,365)	(207,593)	2,919,664

Net loss					(256,759)	(256,759)
Imputed interest			92,962			92,962
Other comprehensive income				(334,554)		(334,554)
Sale of common stock	28	85	--	--	--	85

December 31, 2014	154	$469	$3,254,200	$(368,919)	$(464,352)	$2,421,398

The accompanying notes are an integral part of these financial statements

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.
NOTES TO FINANCIAL STATEMENTS

Note 1. The Company and Basis of Presentation

S.C. PISCICOLA TOUR AP PERITEASCA S.R.L. (“Company”) was incorporated in Romania in 2012 in order to hold certain assets spun out of S.C. Piscicola Tour AP S.R.L by the former owners (see Note 4).  Except where the context otherwise requires, the “Company”, “we” and “our” refers to S.C. PISCICOLA TOUR AP PERITEASCA S.R.L.  All of the assets, liabilities and operations of the Company from inception through to December 31, 2014 were in Romania.

In 2014 the Company commenced operations in the agriculture industry, the only operating segment of the Company, when it commenced farming operations of reeds on the property it owns outside of Constanta, Romania.  The reeds are able to be processed after purchase into insulation used in the construction of residential and commercial structures.  In June 2015 the Company is expanding its operations into aquaculture and later in 2015 expects to begin planning for a new luxury hotel on additional property it owns outside of Constanta, Romania.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of  financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates pertain to costs included in inventory and future cash flows for our impairment testing.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Inventory

Readily marketable inventories are agricultural commodity inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Readily marketable inventories are valued at fair value. These agricultural commodity inventories have quoted market prices in active markets, may be sold without significant further processing and have predictable and insignificant disposal costs. Changes in the fair values of merchandisable agricultural commodities inventories are recognized in earnings as a component of cost of goods sold.  As of December 31, 2014 and 2013, the Company had no readily marketable inventories.

Inventories other than readily marketable inventories are stated at the lower of cost or market by inventory product class. Cost is determined using primarily the first in-first out method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Buildings	Held for development
Machinery and equipment	4 - 12 years
Vehicles	4 - 8 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements that increase the useful life or increase the productive capacity of the asset are capitalized.

Foreign Currency Translation

In Romania, our local currency is also our functional currency and thus our financial statements are translated into U.S. dollars using current exchange rates. The U.S. dollar effects that arise from translating the net assets of the company at changing rates are recorded in the foreign currency translation account, which is included in Accumulated other comprehensive income (loss) (“AOCI”) and reflected as a separate component of equity.

Impairment or Disposal of Long-Lived Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. The Company has evaluated the carrying values of its assets as of December 31, 2014 and has determined that no impairment is required.

Fair Value of Financial Instruments

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements).  The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety.  The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of currently due plus deferred taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting carrying amounts and the respective tax bases of assets and liabilities, and are measured using tax rates and laws that are expected to be in effect when the differences are expected to be recovered or settled. Valuation allowances are provided against deferred tax assets if it is more likely than not that the deferred tax assets will not be realized.

The Company follows the guidance of FASB ASC 740-10 which relates to the Accounting for Uncertainty in Income Taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

Pro Forma Financial Information

As discussed in Note 1 and Note 11, upon closing of the Merger, the financial statements of Artex Corp. became those of the Company.  Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma earnings per share information on the face of the statement of operations and comprehensive income has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the beginning of the financial statement periods, January 1, 2013.

Development Stage Enterprise – Early Adoption of New Accounting Standard

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.  The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer in a development stage that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.  Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.  The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.  The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively.  For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.  Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued amended accounting guidance on revenue recognition that will be applied to all contracts with customers. The objective of the new guidance is to improve comparability of revenue recognition practices across entities and to provide more useful information to users of financial statements through improved disclosure requirements. This guidance is effective for annual and interim periods beginning in 2017. Early adoption is not permitted. The Company is currently assessing the impact of adoption on its consolidated financial statements.

Note 3. Inventory

The following table shows our inventories, at lower of cost or market, as of December 31:

	2014	2013

Reed costs	$59,540	$-
Fuel	10,716	-
Other	1,458	-
	$71,714	$-

Note 4. Property, Plant and Equipment

In 2011, the predecessor entity to the Company acquired certain property and equipment included in the table below under “Buildings and related structures (idle and held for development)” from an unrelated third party for a purchase price of Euro 3.5 million.  In March 2012, the predecessor entity created three brother sister companies, of which one was our Company and spun out the companies to its owner.  Immediately after the creation of our Company, the predecessor company then transferred those assets noted above and certain related liabilities (see Note 6) at their historical cost to our Company.

Fixed assets consist of the following at December 31:

	2014	2013

Buildings and related structures (idle and held for development)	$4,064,026	$4,615,338
Machinery and equipment	36,796	98
Vehicles	53,147	3,081
	4,153,969	4,618,517
Less accumulated depreciation	(12,532)	(1,978)
	$4,141,437	$4,616,539

For the years ended December 31, 2014 and 2013, depreciation expense was $11,629 and $620, respectively, of which $10,731 was included in reed inventory costs as of December 31, 2014.  The Company will commence depreciation on the buildings and related structures upon completion of work required to bring them to a usable state in its agriculture businesses.

Note 5. Accrued Expenses

Accounts payable and accrued expenses consisted of the following at December 31:

	2014	2013

Accrued payroll and related taxes	$5,177	$12,282
Accounts payable and accrued other – related party	-	7,194
Accrued other taxes	-	13,738
Accrued professional fees	30,500	-
	$35,677	$33,214

Note 6. Notes Payable – Related parties

In 2011, the predecessor company to our Company was advanced approximately $1.6 million from S.C. Rondo Invest S.R.L., a company affiliated directly with the former owner of the Company, to fund part of the Euro 3.5 million purchase price of the assets more fully described in Note 4.  In 2012, upon formation of the Company and transfer of the buildings and related structures, the predecessor company also transferred the related party advance to the Company.  In July 2014, the new owner of the Company acquired the related party advance directly from S.C. Rondo Invest S.R.L and entered into a formal short term note with the Company.  The note has a 1 year maturity, is non-interest bearing and is unsecured.

In 2014, the Company received gross proceeds of approximately $236,000 and issued 1 year promissory notes in an aggregate amount of $80,000 and three year promissory notes totaling $156,000.  All of the notes are unsecured and are non-interest bearing.  In 2014, the majority shareholder of the Company made payments directly to suppliers for approximately $67,000 and entered into 1 year unsecured, non-interest bearing notes for those amounts.  During the years ended December 31, 2014 and 2013, the Company imputed interest, at rates ranging from 3% to 5.5%, in the amount of $93,000 and $89,000, respectively.

The following table shows our maturities of long-term notes outstanding as of December 31, 2014:

2015	$-
2016	-
2017	155,979
2018	-
2019	-
Total	$155,979

Note 7. Stockholders’ equity

In March 2012, the Company was formed and issued 126 shares, par value of approximately $2.71 per share to its sole owner and simultaneously transferred fixed assets at their historical value of the predecessor corporation.  In March of 2014, the Company sold 24 shares of its common stock at their par value to AJX Solutions, Ltd.  In July 2014, AJX Solutions, Ltd entered into a transaction with the prior sole owner to acquire the remainder of 126 shares held by the prior owner, at which point AJX Solutions, Ltd. became the sole shareholder of the Company.  In October 2014, the Company sold 4 shares of its common stock to Nicolae Bratu at their par value.

To date, the Company has not issued any preferred stock, nor has it issued any options, warrants or other instruments convertible into its common stock.

Note 8. Concessions and leases

On October 22, 2014, the Company entered into a concession agreement with the local government of the county of Tulcea, Romania.  The concession agreement gives the Company the right to engage in any trade or business on the approximately 1,700 hectares it acquired the assets on from its predecessor (see Note 5).  The contract has an initial term of 10 years, extendable at the option of the Company for an additional 5 years, subject to the requirement that the Company invest a minimum of approximately $542,000 at December 31, 2014 exchange rates, over the first three years of the concession contract, in order to improve the existing structures on the 1,700 hectares that are the subject of the concession.  The Company expects to invest more than the $542,000 minimum required in the concession contract and expects to extend the contract to the full 15 years.  In addition, the concession contract requires a minimum yearly royalty (lease payment) of approximately $81,000 per year, at December 31, 2014 exchange rates.  The local governing body has limited veto rights over what customers the Company may sell the agricultural and aquaculture products its produces, but has no ability to set prices.  In addition to the minimum royalty (lease) payment, the Company also must pay a royalty to the local governing body in the amount of approximately $5.96 per gross tonne for the reeds harvested on the land under the concession contract.

The Company incurred approximately $20,000 and nil, during the years ended December 31, 2014 and 2013, respectively of the minimum concession fee, of which approximately $10,000 was included in inventory costs as of December 31, 2014.

The following table shows our minimum rental payments as of December 31, 2014:

2015	$81,109
2016	81,109
2017	81,109
2018	81,109
2019	81,109
thereafter	392,029
Total	$797,574

Note 9. Income Taxes

From inception of the Company through December 31, 2014, the Company has elected to be taxed under special rules for “micro enterprises” in Romania.  Under these rules, the Company is taxed at a rate of approximately 3% on its revenues.  The “micro enterprise” tax designation is available to the Company up until such time as its revenues from the sale of products exceeds approximately $78,000 on an annual basis at December 31, 2014 exchange rates.  After the Company’s revenue exceed $78,000 on an annual basis, the Company will no longer be able to be taxed under the “micro enterprise” tax designation and the Company will revert back to the normal income tax rules in effect, which taxes taxable income at a 16% rate.  The Company is allowed to carry forward its losses since inception and will be allowed to use those losses to offset future income taxes to be taxed upon the Company when it no longer is taxed using the “micro enterprise” tax designation.   As of December 31, 2014, the Company has loss carry forwards of approximately $301,000 to offset against future income in Romania.  The Company is subject to audit in Romania for up to 5 years and therefore all of its outstanding tax years are still subject to possible audit.

As the Company expects that its 2015 revenues from the sale of reeds will exceed $78,000, the deferred tax assets created from current and prior year net operating loss carry forwards have been calculated at the 16% rate

Deferred tax assets were comprised of the following as of December 31, 2014 and 2013:

	2014	2013

NOL carryforward	$48,200	$22,100
Long-term deferred tax asset	48,200	22,100

Total deferred tax asset	48,200	22,100
Less valuation allowance	(48,200)	(22,100)

Net deferred tax asset	$—	$—

The benefit for income taxes differed from the amount computed using the statutory Romanian tax rate of 16% for December 31, 2014 and 2013 as follows:

	2014	2013

Income tax benefit (federal and state)%	16%	16
Non-deductible expenses	23	28
Change in valuation allowance	(39)	(44)

Income tax benefit	$—	$—

Note 10. Subsequent Event

Through April 30, 2015, the Company received gross proceeds of approximately $195,000 from its two shareholders and issued 1 year and 3 year promissory notes in the aggregate amount of $195,000.  In May 2015, the Company received additional gross proceeds of approximately $138,000 from its two shareholders and issued 1 year and 3 year promissory notes in the same principal amount of approximately $138,000.  The loan agreements generally contain terms identical to those described in Note 6.